UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2007

CHENIERE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16383	95-4352386
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

717 Texas Avenue Suite 3100 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 659-1361

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2007 Performance Awards

On March 30, 2007, the Section 162(m) Subcommittee (the “Subcommittee”) of the Compensation Committee (the “Committee”) of the Board of Directors of Cheniere Energy, Inc. (the “Company”) established the 2007 performance goals, performance period and the maximum pay-outs for certain of the Company’s executive officers upon achievement of the 2007 performance goals. The Company must achieve a minimum increase in the Company’s total stockholder return from January 1, 2007 through December 31, 2007 in order for such executive officers to receive a performance bonus. The table below sets forth the maximum number of shares of phantom stock which such executive officers may receive in the event the performance goals are met or exceeded. A share of phantom stock is the right to receive a share of Company common stock or cash in an amount equal to a share of Company common stock, as determined by the Subcommittee at the time the award is made. A summary of the 2007 performance bonus plan is attached hereto as Exhibit 10.1 and incorporated herein by reference. All payments, if any, with respect to the phantom stock shall be made on or before March 15, 2008.

2007 Performance Awards

Covered Employee	Maximum Number of Shares of Phantom Stock (1)
Charif Souki	500,000

Stanley C. Horton	500,000

Jean Abiteboul	500,000

David B. Gorte	500,000

Jonathan Gross	500,000

Zurab S. Kobiashvili	500,000

Keith M. Meyer	500,000

Don A. Turkleson	500,000

Walter L. Williams	500,000

(1)

Notwithstanding the number of shares listed herein, the maximum number of shares of phantom stock awarded to any covered employee shall not exceed the maximum award permitted under the Company’s Amended and Restated 2003 Stock Incentive Plan, taking into account any other awards granted to such covered employee during the calendar year.

Item 9.01	Financial Statements and Exhibits.

d) Exhibits

Exhibit Number	Description
10.1	Summary of 2007 Performance Bonus Plan (filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHENIERE ENERGY, INC.

Date: April 5, 2007	By:	/s/ Don A. Turkleson
	Name:	Don A. Turkleson
	Title:	Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Summary of 2007 Performance Bonus Plan (filed herewith)